SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              BAIRNCO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                               BAIRNCO CORPORATION
                           2251 LUCIEN WAY, SUITE 300
                             MAITLAND, FLORIDA 32751


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 22, 1999



To Shareholders:

     The Annual Meeting of Shareholders of Bairnco Corporation (the "Company", or "Bairnco") will be held on Thursday April 22, 1999, at Bairnco's corporate offices, 2251 Lucien Way, Suite 300, Maitland, Florida at 9:00 A.M., local time, for the following purposes:

     1.   To elect the Board of Directors of Bairnco.

     2.   To ratify management's selection of Bairnco's auditors.

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.


                                   ----------

     Only shareholders of record at the close of business on March 8, 1999 will be entitled to notice of and to vote at the meeting.

     If you do not expect to attend the meeting in person, please date and sign the enclosed proxy and return it promptly by mail in the envelope provided.


                                        By Order of the Board of Directors


                                        James W. Lambert
                                        Assistant Secretary
Maitland, Florida
March 17, 1999


     THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY. PLEASE DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

                              BAIRNCO CORPORATION
                           2251 Lucien Way, Suite 300
                             Maitland, Florida 32751

                                   ----------

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            To Be Held April 22, 1999

                                   ----------

                                  INTRODUCTION

     The Annual Meeting of Shareholders of Bairnco Corporation will be held on Thursday, April 22, 1999, at Bairnco's corporate headquarters, 2251 Lucien Way, Suite 300, Maitland, Florida at 9:00 a.m., local time, for the purposes set forth in the accompanying notice. This Proxy Statement is furnished in connection with the solicitation by Bairnco's Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof. Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.

     If a proxy in the accompanying form is executed and returned, it nevertheless may be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Assistant Secretary of Bairnco, or by attending the Annual Meeting and voting in person. On the matters coming before the meeting as to which a choice has been specified by a shareholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted for the nominees listed in this Proxy Statement, and in favor of the ratification of auditors. Abstentions (including broker non-votes) will be counted for quorum purposes, but will have no affect on the outcome of the voting.

     Only shareholders of record at the close of business on March 8, 1999, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date there were 8,209,659 shares of common stock of Bairnco ("Bairnco Common Stock") outstanding. Each such share will be entitled to one vote on each matter submitted to shareholders.

     The Proxy Statement and accompanying form of proxy are first being sent to shareholders on or about March 17, 1999. Bairnco's Annual Report to shareholders accompanies this Proxy Statement.

                        PROPOSAL 1. ELECTION OF DIRECTORS

                DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

     The persons designated as proxies in the accompanying form of proxy have been selected by the Board of Directors of Bairnco and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Bairnco, unless instructed otherwise. The terms of all incumbent directors expire at the 1999 Annual Meeting of Shareholders, or at such later time as their successors have been duly elected and qualified. Nominees elected at the Annual Meeting will serve until the Annual Meeting of Shareholders next succeeding their election or until their successors have been duly elected and qualified. All such nominees are currently directors of Bairnco, and all were elected by shareholders at the 1998 Annual Meeting of Shareholders.

     If for any reason any of the following nominees is not a candidate when the election occurs, proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominees will be required.

Names and Ages of Nominees                 Data Pertaining to Nominees
--------------------------                 ---------------------------

Luke E. Fichthorn III (57) ..........   Since May 23, 1990,  Mr.  Fichthorn  has
                                        served as the  Chairman  and on December
                                        18,  1991,  Mr.  Fichthorn  became Chief
                                        Executive  Officer of Bairnco.  For over
                                        twenty-five  years,  Mr.  Fichthorn  has
                                        been a  private  investment  banker  and
                                        partner of Twain  Associates,  a private
                                        investment  banking and consulting firm.
                                        Mr.   Fichthorn  became  a  director  of
                                        Bairnco in January, 1981. Mr. Fichthorn is also a director of Florida Rock
                                        Industries,  Inc.,  and FRP  Properties,
                                        Inc.

Charles T. Foley (60) ...............   For the past 27  years,  Mr.  Foley  has
                                        been President, Chief Investment Officer and a director of Estabrook Capital
                                        Management, Inc., an investment advisory firm providing asset management services for individuals and institutions. Mr.
                                        Foley is Chairman of the Audit Committee and a member of the Nominating and Compensation Committees. Mr. Foley has been a director of Bairnco since May, 1990.

Richard A. Shantz (63) ..............   Mr. Shantz was President of Bairnco from
                                        August,  1990,  until his  retirement on
                                        January  2,  1992.  He has  served  as a
                                        director of Bairnco since August,  1990.
                                        Mr.    Shantz   is   Chairman   of   the
                                        Compensation Committee and a member of the Audit and Nominating Committees.

William F. Yelverton (57) ...........   Since July 1997, Mr.  Yelverton has been
                                        an    independent    consultant.    From
                                        September  1995 through  June 1997,  Mr.
                                        Yelverton was Executive  Vice  President
                                        of  Prudential   Insurance   Company  of
                                        America.   From   September  1989  until
                                        September 1995 he was Chairman and CEO of New York Life Worldwide Holding,
                                        Inc., an insurance holding company.  Mr.
                                        Yelverton was elected as a director in August, 1991. Mr. Yelverton is Chairman of the Nominating Committee and is a member of the Audit and Compensation
                                        Committees.

     Assuming that a quorum is present, nominees receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors of Bairnco. The Board of Directors recommends a vote FOR its nominees for election to the Board of Directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

     During 1998, Bairnco's Board of Directors met seven times for regular meetings and had four telephonic meetings. Each director attended more than 75% of the total number of meetings of the Board of Directors and the committees of the Board on which he served.

     Each non-employee director received an annual retainer of $16,000 per year payable quarterly and a fee of $1,500 for each regular or special meeting attended in person. Under this policy, attendance fees for all regular meetings, special meetings and committee meetings held on a single day and attended in person are limited to $1,500. No fees are paid for meetings conducted via telephone. It is also the company's policy to grant annually to each non-employee director an option to purchase 1,000 shares of Bairnco stock. The exercise price of the option is set at the fair market value of the common stock at the date of grant. One third of the options vest in each of the succeeding three years at the anniversary date of the grant. The options remain exercisable for ten years from the date of vesting.

     In addition, each director and former director of Bairnco, who is not at the time an employee of Bairnco or any of its subsidiaries, is entitled to $1,500 per day when called upon by Bairnco to perform extraordinary services (not incidental to attendance at directors' meetings) on its behalf. No such payments were made during 1998.

     During 1998, Bairnco's outside directors received the following compensation: Charles T. Foley -- $23,500 Richard A. Shantz -- $26,500, William
F. Yelverton -- $26,500. Each director was also granted an option to purchase 1,000 shares of Bairnco stock as described above.

     It is the present policy of Bairnco that outside directors, upon retirement from the Board of Directors, shall receive annually for the number of years equal to the number of years he or she has served on the Board of Directors of Bairnco as a non-employee director, an amount equal to the non-employee director annual retainer in effect at the time of his or her retirement. Such amount shall be payable in quarterly installments. If the retired non-employee director should die prior to receiving payments equal to the number of years served on the Board, the director's estate will have the choice of either continuing to receive the remaining payments on a quarterly basis, or receiving in a lump sum, the net present value of the remaining payments discounted at the then thirty year U.S. Government bond yield.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Bairnco has standing Audit, Compensation and Nominating Committees of the Board of Directors. The Compensation Committee met six times during 1998 and the Audit Committee met twice during 1998. The non-employee directors who are members of the Audit, Compensation and Nominating Committees of Bairnco were entitled to receive a fee for each meeting attended in person on a day during which the Board of Directors did not meet. During 1998, the Audit, and Compensation Committees met only on days on which the Board of Directors met and, accordingly, no additional fees were paid with respect to such meetings.

     The Audit Committee reviews and recommends to the Board of Directors the engagement of the independent auditors of Bairnco and its subsidiaries, and reviews with the auditors their work, fees and the accounting policies and practices of Bairnco and its subsidiaries.

     The Compensation Committee reviews and recommends to the Board of Directors the base salaries proposed to be paid to officers of Bairnco, Presidents of its subsidiaries, Presidents of divisions of its subsidiaries, and other employees whose base salaries exceed $100,000. The Compensation Committee also reviews and approves management incentive compensation and reviews and administers the stock option plan.

     The Nominating Committee reviews and recommends to the Board of Directors the appropriate size and composition of the Board of Directors. The Nominating Committee will not consider recommendations from shareholders; the Committee believes it has sufficient resources and contacts to fulfill its obligations.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 31, 1998, regarding the beneficial ownership of Bairnco Common Stock by the only persons known to Bairnco to be the beneficial owners of more than 5% of Bairnco's issued and outstanding Common Stock:

                                        Amount and Nature
                                         of Beneficial      Percentage of Issued
                                          Ownership of        and Outstanding
Name and Address of Beneficial Owner      Common Stock          Common Stock
------------------------------------      ------------          ------------

  Marvin Schwartz                           922,800                11.14%
    605 Third Avenue
    New York, NY 10158

 FMR Corp.                                  900,900                10.88%
    82 Devonshire Street
    Boston, MA 02109

 Dimensional Fund Advisors Inc.             587,500                 7.09%
    1299 Ocean Avenue
    Santa Monica, CA 90401

 Neuberger & Berman, LLC                    500,800                 6.05%
    605 Third Avenue
    New York, NY 10158

The Company has retained the services of Neuberger & Berman, LLC to serve as investment manager with respect to a portion of the assets in the Bairnco Corporation Retirement Plan. Neuberger & Berman, LLC is a registered investment advisor under the Investment Advisors Act of 1940 and serves as investment advisor to numerous individuals and retirement plans. Fees payable under this arrangement are customary for these services.

     The following table presents information regarding beneficial ownership of Bairnco Common Stock by each member of the Board of Directors, each nominee for election as a director, each of the executive officers of Bairnco named in the summary compensation table below and by all directors and executive officers of Bairnco as a group, as of December 31, 1998.

                                                            Percentage of Issued
                                      Amount and Nature of     and Outstanding
                                     Beneficial Ownership of   Common Stock on
Name of Individual or Group               Common Stock        December 31, 1998
---------------------------          -----------------------  -----------------

Luke E. Fichthorn III                       392,531(1)              4.74%
Charles T. Foley                            288,449(2)              3.48%
James W. Lambert                              2,625(3)                (8)
Richard A. Shantz                           341,099(4)              4.12%
J. Robert Wilkinson                          70,194(5)                (8)
William F. Yelverton                         34,899(6)                (8)
All executive officers and
  directors as a group (6 persons)        1,129,797(7)             13.64%

----------
(1) Includes 2,000 shares owned by Mrs. Fichthorn and 1,500 shares owned by two trusts of which Mr. Fichthorn is a co-trustee. Mr. Fichthorn disclaims beneficial ownership of these shares. Also includes shares that would be issued upon exercise of 266,666 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan.

(2) Includes 38,350 shares owned by Estabrook Capital Management, Inc. ("Estabrook") which represents less than 1% of the issued and outstanding shares. Mr. Foley is President, Chief Investment Officer and a director of Estabrook. Estabrook has represented to Bairnco that it has created a "Chinese wall" that prevents Mr. Foley from participating in any investment or voting decisions with respect to such shares. Accordingly, Mr. Foley disclaims beneficial ownership of the shares of Bairnco Common Stock held by Estabrook. Also includes shares that would be issued upon the exercise of 10,999 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan.

(3) Includes shares that would be issued upon the exercise of 625 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan.

(4) Includes 25,700 shares owned by Mrs. Shantz as to which Mr. Shantz disclaims beneficial ownership. Also, includes shares that would be issued upon the exercise of 8,999 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan.

(5) Includes 400 shares owned by each his three children (under the Uniform Gifts to Minors Act) with Mrs. Wilkinson as custodian, with respect to which Mr. Wilkinson disclaims beneficial ownership. Also includes shares that would be issued upon exercise of 50,000 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan. Mr. Wilkinson also indirectly owns 7,628 shares through ownership in trust under the Bairnco Corporation 401(K) Savings Plan.

(6) Includes shares that would be issued upon the exercise of 9,999 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan.

(7) Includes a total of 29,900 shares owned by the wives, children or in trusts or custodial accounts for relatives of executive officers or directors but as to which each executive officer or director, respectively, disclaims beneficial ownership. Also includes shares that would be issued upon the exercise of 347,288 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan.

(8) The percentage of shares owned by such executive officer or director does not exceed 1% of the issued and outstanding Bairnco Common Stock.

COMPENSATION OF MANAGEMENT


General

     The following table sets forth information regarding the compensation paid, distributed or accrued for services rendered during 1996, 1997, and 1998 to the Chairman of the Board and each of the two other most highly compensated executive officers of Bairnco (collectively the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                         Annual Compensation      Compensation
                                                      --------------------------     Awards       All Other
Name and Principal Position             Year           Salary            Bonus       Options    Compensation
-------------------------               -----         ---------       ----------   ----------    -----------
                                                         ($)              ($)
Luke E. Fichthorn III                   1998          $374,167         $157,500          -0-          -0-
Chairman of the Board                   1997           362,500          240,000          -0-          -0-
                                        1996           349,167          206,250          -0-          -0-

J. Robert Wilkinson                     1998           182,458           32,300          -0-          -0-
Vice President, Finance                 1997           177,167           74,400          -0-          -0-
                                        1996           171,150           75,300          -0-          -0-

James W. Lambert (1)                    1998           107,667           30,900          -0-        3,260
Corporate Controller                    1997            41,788           39,706        2,500       27,152
                                        1996               -0-              -0-          -0-          -0-

----------
1) Mr. Lambert was appointed as Corporate Controller in August 1997. Amounts shown under All Other Compensation for Mr. Lambert relate to relocation allowances and reimbursement of relocation expenses.

Stock Options

     The following table sets forth information for each Named Executive with regard to stock option exercises during 1998 and the value of stock options held as of December 31, 1998. No stock options were granted to Named Executives during 1998 under the Company's 1990 Stock Incentive Plan.


                       AGGREGATED OPTION EXERCISES IN 1998
                         AND 1998 YEAR END OPTION VALUE

                                                             Number of Securities        Value of Unexercised
                                  Shares                    Underlying Unexercised      In-the-Money Options at
                                Acquired on    Value        Options at Year-End (#)        Year-End ($) (1)
                                 Exercise     Realized     -------------------------   -------------------------
Name                                (#)          ($)       Exercisable  Unexercisable  Exercisable Unexercisable
----                             ---------    --------     -----------  ------------   ----------- -------------
Luke E. Fichthorn III                -0-         -0-         266,666       83,334       $315,999      $98,751
J. Robert Wilkinson                  -0-         -0-          50,000          -0-       $106,250         $-0-
James W. Lambert                     -0-         -0-             625        1,875           $-0-         $-0-

----------
(1) Value is determined by multiplying the number of unexercised in-the-money options by the difference between the stock price on December 31, 1998 and the option grant price.

Bairnco Retirement Plan

     Bairnco maintains the Bairnco Corporation Retirement Plan (the "Bairnco Plan"), a non-contributory defined benefit pension plan, in which all salaried employees and certain hourly employees of Bairnco, and its U.S. subsidiaries, Kasco Corporation and Arlon, Inc., participate.

     Remuneration covered by the Bairnco Plan in a particular year includes that year's base salary, overtime pay, commissions, stock purchase plan payments, other incentive compensation and amounts that are deferred under a

401(k) plan that is at any time maintained by Bairnco, but excludes, among other items, compensation received in that year under the Management Incentive Compensation Plan in excess of 50% of the participant's basic pay rate as of the December 31 preceding the date of payment. The 1998 remuneration covered by the Bairnco Plan for each participant therefore includes management incentive compensation (up to such 50% ceiling) paid during 1999 in respect of 1998 awards.

     The  following  table  presents  information   regarding  estimated  annual
benefits payable in the form of a straight life annuity upon retirement to persons in specified remuneration and years of service classifications:


   Average                                      Years of Service at Retirement
 Compensation                -------------------------------------------------------------------
 at Retirement                   5            10            15             20         25 or More
-------------                -------       -------       -------        -------       ----------
$50,000                      $3,863         $7,727       $11,590        $15,453        $19,317
75,000                        6,301         12,602        18,903         25,203         31,504
100,000                       8,738         17,477        26,215         34,953         43,692
150,000                      13,613         27,227        40,840         54,453         68,067
160,000 or more              14,588         29,177        43,765         58,353         72,942

     In accordance with IRS regulation, the maximum allowable compensation permitted in computing a benefit is $160,000 for 1998. However, employees will receive the greater of the benefit outlined above or the accrued benefit as of December 31, 1993 which was based on compensation in excess of $150,000 plus a benefit based on service after December 31, 1993 and final average compensation based on the $150,000 limit.

     For each of the following, the credited years of service under the Bairnco Plan as of December 31, 1998, and the remuneration received during 1998 covered by the Retirement Plan, were, respectively, as follows: Mr. Fichthorn, 9 years and $160,000; Mr.
Wilkinson, 12 years and $160,000; and Mr. Lambert, 2 years and $138,567.

     In addition, Bairnco sponsors a non-qualified retirement plan such that retirement benefits as determined under the Bairnco Plan are supplemented to provide an aggregate pension benefit based on adjusted dates of hire and remuneration. Pursuant to his employment agreement, a non-qualified retirement plan provides Mr. Fichthorn an estimated annual benefit of $42,582 payable upon normal retirement date, based upon 25 projected years of credited service, and 1998 covered remuneration of $160,000.

Executive Contracts


   Employment Agreement with Mr. Fichthorn

     On May 23, 1990, Bairnco entered into an agreement with Mr. Fichthorn, Chairman of Bairnco, under which Mr. Fichthorn became an employee. The initial term of the agreement was for four years, but the agreement generally automatically renews so that at no time will the term of the agreement be less than four years. Under the agreement, Mr. Fichthorn presently receives a base salary of $377,500 and is entitled to participate in the Bairnco Headquarters management incentive compensation plan, where he is entitled to receive 25% of an annual pool that is generated at the rate of $15,000 for each $.01 per share of net income of Bairnco and its consolidated subsidiaries as reported to shareholders in excess of $.30 per share after reflecting the management incentive compensation annual pool as a cost in arriving at pre-tax income.

     In accordance with the agreement, Mr. Fichthorn received, on the date when he became an employee of Bairnco, stock options for 350,000 shares of Bairnco Common Stock at an exercise price equal to the book value of a share of stock determined on the last day of the month in which he became an employee ($5.94 per share). One hundred thousand of the option shares became exercisable on the first anniversary of the date of grant; of the remaining 250,000 shares, 83,333 shares became exercisable on January 28, 1993 for earnings of $.70 per share for the calendar year 1992. An additional 83,333 shares became exercisable on January 26, 1996 for earnings at $.75 per share for the calendar year

1995. The remaining 83,334 will become exercisable on the tenth anniversary of the date of grant, if Mr. Fichthorn is an employee on such date.

     All options will remain exercisable for ten years from the first date they become exercisable. Except in the case of a voluntary termination or a termination for cause, as defined in the agreement, exercisable options will generally remain exercisable for three years following termination. The exercisability of all of the options granted to Mr. Fichthorn generally will accelerate in the event of a change of control. Each option share is to be accompanied by a limited stock appreciation right that will become exercisable for six months following a change of control. Upon exercise of such right, Mr. Fichthorn will receive the excess of the fair market value per share (or, if greater, $10 per share) over the exercise price per share for the underlying option. In the event that the payments received by Mr. Fichthorn with respect to his options and under any other provision of the agreement by reason of a change of control are subject to the excise tax on excess parachute payments, Bairnco will pay Mr. Fichthorn such amounts as are necessary to place him in the same position as he would have been in if no excise tax had been payable.

     Mr. Fichthorn will also receive a special retirement supplement that is intended to provide him a retirement benefit comparable to what he would have received under the Bairnco Plan (described above) if his combined past service as a director of Bairnco's former subsidiary, Keene Corporation, and Bairnco (23 years) were treated as years of service under that plan. The supplemental, non qualified benefit (as described above) is fully vested.

     The Agreement provides that if Mr. Fichthorn dies while an employee, his surviving spouse or estate will receive a death benefit equal to three times the sum of (i) his base salary, and (ii) the highest bonus paid to him during the prior three years or the current year. If Mr. Fichthorn's employment terminates due to disability, he will receive 75% of his base salary for two years and 55% of such salary thereafter until the disability ends or his supplemental retirement benefits commence.

     If Bairnco terminates Mr. Fichthorn's employment without cause or breaches the agreement in a material fashion leading Mr. Fichthorn to terminate his employment, Bairnco will pay Mr. Fichthorn a lump sum benefit equal to the sum of (i) four times his then base salary, and (ii) the highest bonus paid or payable to him during the prior three years or the current year. Regardless of the reason for his termination, Bairnco will also provide Mr. Fichthorn and his spouse with medical, health and hospitalization benefits following his termination until he attains age 65 (or, in the event of his death, until his spouse attains age 65).

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee consisted of the following members during all of 1998: Messrs. Charles Foley, Richard Shantz and William Yelverton. All the members of the Committee are outside directors. Prior to his retirement on January 2, 1992, Mr. Shantz was President of the Corporation. He was elected to the Compensation Committee on February 20, 1992.

          BOARD COMPENSATION COMMITEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The Company's  executive  compensation  program is based on two objectives:
(i) providing market-competitive compensation opportunities, and (ii) creating a strong link between the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's executive officers.

     The components of the Company's executive compensation program include: annual base cash compensation, management incentive compensation (MIC), and longer term incentives consisting of stock options.

     Base salaries are targeted at the median of competitive data for industrial companies. (These companies differ from those shown as the Company's peer group in the Performance Graph on page 15 because the Company competes for talent with a broader group of employers than just those in its industry.) During 1998, the Company utilized information from several nationwide salary surveys as a basis to make upward adjustments in salary ranges to maintain competitiveness. Individual variability is based on performance and experience. Adjustments are normally considered annually, based upon general movement in external salary levels, individual performance and potential, and/or changes in the positions, duties and responsibilities in accordance with a formal Compensation Policy.

Incentive Compensation

     Incentive compensation depends upon company performance as measured by net income per share, and is administered through Bairnco's Management Incentive Compensation (MIC) Program. The annual pool for the MIC Program for executives is generated at the rate of $15,000 for each $.01 per share of net income of Bairnco and its consolidated subsidiaries as reported to shareholders in excess of $.30 per share, including the management incentive compensation annual pool as a cost in arriving at pre-tax income. Over the past fiscal year, net income excluding non-operating items was equal to $.72 per share, generating a total bonus pool of $630,000.

     Distribution of MIC awards to eligible employees is dependent upon the Compensation Committee's objective evaluation of the individual employee's achievement, as measured against predetermined specific objectives for each employee, and distributions are made on an annual basis.

Stock Option Plan

     The 1990 Bairnco Stock Incentive Plan (the "Option Plan") was approved by shareholders at the 1990 Annual Meeting of Shareholders. Under the terms of the Option Plan, the Committee has complete discretion in determining the participation and number of options, (up to an annual maximum of 250,000 Common Shares) if any, to be granted to a Participant. The Committee has established and follows guidelines with respect to the granting of options under the Option Plan to employees upon their hire or promotion to important managerial or supervising classifications. No grants were issued to the Named Executive Officers during the fiscal year ending December 31, 1998.

Compensation Earned by the Chief Executive Officer

     In considering the Chairman's base salary, the Committee reviewed Bairnco's general financial performance and the progress in improving operating performance. The Committee also reviewed the Chairman's base salary against recent salary surveys. This information showed Mr. Fichthorn's salary to be in the average range for industrial companies the size of Bairnco. The Committee also considered the time period elapsed from Mr. Fichthorn's date of last increase in May 1997. On May 1, 1998 he received a salary increase of 2.7% resulting in a current salary for Mr. Fichthorn of $377,500. The Committee determined to award Mr. Fichthorn a bonus of $157,500 which represents 25% of the pool generated by the formula described above.


162 (m) Disclosure

     Based on current levels of compensation, no executive officer is expected to receive compensation for 1999 services which would be non deductible under
Section 162 (m) of the Internal Revenue Code. Accordingly, the Compensation Committee has not considered any revisions to its policies and programs in response to this provision of law.


Respectfully submitted,
The Compensation Committee


Richard A. Shantz
Charles T. Foley
William F. Yelverton

Performance Graph

     Presented in the graph below is a comparison of the five year cumulative returns among Bairnco Common Stock, the S&P 500 Index, the Russell 2000 Index and a Dow Jones composite peer group index. The cumulative returns shown in the graph assume an initial investment of $100 as of December 31, 1993, and reinvestment of all cash and cash equivalent dividends declared as of the ex-date of the dividend.

     Due to the diversity of Bairnco's operations, no single published industry or line-of-business index was determined to be relevant for comparative purposes to the total return on an investment in Bairnco Common Stock over the last five years. Accordingly, a composite peer group index was developed using three industry group indices published by Dow Jones. The indices used, each of which was weighted equally in deriving the composite index, were the Dow Jones Electrical Components and Equipment Index, the Dow Jones Industrial -- Diversified Index and the Dow Jones Diversified Technology Index.


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

--------------------------------------------------------------------------------
                  1993       1994        1995        1996       1997        1998
--------------------------------------------------------------------------------
Bairnco            100        112         163         195        298         219
--------------------------------------------------------------------------------
S&P 500            100        101         139         171        229         294
--------------------------------------------------------------------------------
Composite          100        99          132         166        204         228
--------------------------------------------------------------------------------
Russell 2000       100        98          126         147        180         175
--------------------------------------------------------------------------------

                      PROPOSAL 2. RATIFICATION OF AUDITORS

     The Board of Directors has voted unanimously to retain the firm of Arthur Andersen LLP, independent certified public accountants, as auditors for Bairnco and its subsidiaries for the 1999 fiscal year. The Board of Directors is submitting its selection of Arthur Andersen LLP to shareholders for ratification. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. These representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so. Ratification of management's selection of auditors will require the affirmative vote of the holders of a majority of the shares of Bairnco Common Stock present at the Annual Meeting (assuming that a quorum is present). The Board of Directors recommends a vote FOR ratification of management's selection of auditors.

                      PROPOSALS BY HOLDERS OF COMMON STOCK

     Any proposal that a shareholder of Bairnco desires to have included in the Proxy Statement relating to the 2000 Annual Meeting of Shareholders must be received by Bairnco at its executive offices no later than December 1, 1999. The executive offices of Bairnco currently are located at 2251 Lucien Way, Suite 300, Maitland, Florida 32751.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of filings with the Securities and Exchange Commission and written representations from its directors and executive officers that no other reports were required, the Company believes that all of the Company's directors and executive officers complied with the filing requirements of
Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 1998. The Company is not aware that any beneficial holder of 10% of the Company's common stock has not complied with filing requirements.

                           EXPENSES AND OTHER MATTERS

     Bairnco will pay the costs of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith. Bairnco has requested brokers, nominees, fiduciaries and other custodians who hold shares of Bairnco Common Stock in their names to solicit proxies from their clients who own such shares, and Bairnco has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors and regular employees of Bairnco, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.

     Management does not intend to present any further items of business to the Annual Meeting, and knows of no such items that will or may be presented by others. If, however, any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                            By Order of the Board of Directors


                                            James W. Lambert
                                            Assistant Secretary
Maitland, Florida
March 17, 1999


     PLEASE DATE, SIGN AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

                                      PROXY
                               BAIRNCO CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS, April 22, 1999
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BAIRNCO CORPORATION

     The undersigned hereby appoints LUKE E. FICHTHORN III, J. ROBERT WILKINSON, and JAMES W. LAMBERT, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of BAIRNCO CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at Bairnco's corporate offices, 2251 Lucien Way, Suite 300, Maitland, Florida, on Thursday, April 22, 1999, at 9:00 A.M., local time, and at any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS

     |_|  FOR all nominees listed below (except as marked to the contrary below)

     |_|  WITHHOLD AUTHORITY to vote for all nominees listed below

          NOMINEES  Luke E. Fichthorn III  Charles T. Foley
                    Richard A. Shantz,  William F. Yelverton

(INSTRUCTIONS: To withhold your vote from any individual nominee or nominees, check the FOR box above and write each such nominee's name on the space provided below.)

________________________________________________________________________________

2. RATIFICATION OF MANAGEMENT'S SELECTION OF AUDITORS

                  |_| FOR         |_| AGAINST         |_| ABSTAIN

3. TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

If no contrary instructions are indicated on this Proxy, this Proxy will be voted FOR Proposals 1 and 2.

                                        Dated:   _______________________________


                                        ________________________________________
                                                      Signature

                                        ________________________________________
                                                      Signature

                                        Please sign  exactly as name  appears at
                                        left.  Joint  owners  should  each sign.
                                        When  signing  as  attorney,   executor,
                                        administrator, trustee or guardian, give your full title as such.



PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE